UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

      |_| Preliminary Proxy Statement      |_| Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
      |X| Definitive Proxy Statement
      |_| Definitive Additional Materials
      |_| Soliciting Material Pursuant to Section 240.14a-12.

                               INTELLI-CHECK, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant) Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                               INTELLI-CHECK, INC.
                             246 Crossways Park West
                            Woodbury, New York 11797

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 16, 2006

To the Shareholders of
INTELLI-CHECK, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLI-CHECK, INC. (the "Company"), a Delaware corporation, will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on Friday, June 16, 2006, at 11:00 a.m., local time, for the following purposes:

      1. To elect, subject to the provisions of the By-laws, one director to serve for a three-year term until his respective successor has been duly elected and qualified;

      2. Ratification and approval of our 2006 Equity Incentive Plan, which amends and restates the Company's 2004 Stock Option Plan;

      3. To consider and act upon a proposal to approve the appointment of Amper, Politziner and Mattia, P.C. as our independent public accountants for the 2006 fiscal year; and

      4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on April 21, 2006 as the record date for the meeting and only record holders of shares of the Company's Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about May 19, 2006.

                                        By order of the Board of Directors,

                                        Frank Mandelbaum
                                        Chairman of the Board
Woodbury, New York
May 19, 2006

                                    IMPORTANT
               IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
               REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
             INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
                IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

                               INTELLI-CHECK, INC.
                             246 Crossways Park West
                            Woodbury, New York 11797

            --------------------------------------------------------

                          P R O X Y  S T A T E M E N T

                                       for

                         ANNUAL MEETING OF SHAREHOLDERS

                        to be held Friday, June 16, 2006

            --------------------------------------------------------

                              SOLICITATION OF PROXY

      The accompanying proxy is solicited on behalf of the Board of Directors of Intelli-Check, Inc. (the "Company"), for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Friday, June 16, 2006 at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 at 11:00 a.m., local time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set April 21, 2006 as the record date (the "Record Date") to determine those holders of record of common stock, par value $.001 ("Common Stock") who are entitled to notice of, and to vote at the Annual Meeting. On or about May 19, 2006, the Company's 2005 Annual Report, including financial statements, this Proxy Statement and the proxy card (the "Proxy Card" or "Proxy") are being mailed to stockholders of record as of the close of business on April 21, 2006.

                                ABOUT THE MEETING

What is being considered at the meeting?

      You will be voting on the following:

o     the election of one director to serve for a three year term;

o the ratification and approval of our 2006 Equity Incentive Plan, which amends and restates the Company's 2004 Stock Option Plan;

o the approval of the appointment of Amper, Politziner and Mattia, P.C., as our independent public accountants.

Who is entitled to vote at the meeting?

      You may vote if you owned common stock as of the close of business on April 21, 2006. Each share of common stock is entitled to one vote.

How many votes must be present to hold the meeting?

      Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock as of April 21, 2006 must be present at the meeting. This is referred to as a quorum. On April 21, 2006, there were 12,137,444 shares outstanding of common stock entitled to vote.

How do I vote?

      You can vote in two ways:

o     by attending the meeting in person; or

o     by completing, signing and returning the enclosed proxy card.

Can I change my mind after I submit my proxy?

      Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by either (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

      Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominated director, FOR the approval of our 2006 Equity Incentive Plan amending and restating the 2004 Stock Option Plan and FOR the approval of the appointment of our independent public accountants.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Sock Transfer and Trust Company. The transfer agent's telephone number is (212) 509-4000.

Will my shares be voted if I do not provide my proxy?

      If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors and the ratification or approval of the appointment of independent public accountants. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors and the approval of the appointment of our independent public accountants.

What vote is required to approve each item?

      The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors, the affirmative vote of a majority of the votes cast is required for the approval of the 2006 Equity Incentive Plan, amending and restating the 2004 Stock Option Plan and the affirmative vote of a majority of the votes cast is required for the approval of the appointment of our independent public accountants.

Do we currently have, or do we intend to submit for stockholder approval, any anti-takeover device?

      Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects except for our classified board of directors. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.

                                 Proposal No. 1

                              ELECTION OF DIRECTORS

      Our board of directors is a classified board with each class of directors being elected each year for a term of three years. The persons named in the accompanying proxy will vote for the election of the following person as a director, who is presently a member of the Board of Directors, to hold office for the term set forth below or until his respective successor has been elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the nominee named below. The nominee has consented to serve as a director if elected.

                         Position with the Company     Director   Current Term
Name             Age      and Principal Occupation       Since       Expires
----             ---      ------------------------       -----       -------

Jeffrey Levy     63               Director                1999    June 16, 2006

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to each director and executive officer as of April 21, 2006:

                                             Position with the Company                   Held Office     Current Term
Name                       Age                and Principal Occupation                      Since           Expires
----                       ---                ------------------------                      -----           -------
Frank Mandelbaum           72     Chairman, Chief Executive Officer and Director             1996          July 2007

Edwin Winiarz              48     Senior Executive Vice President, Treasurer, Chief          1999          June 2008
                                  Financial Officer and Director

Russell T. Embry           42     Senior Vice President and Chief Technology                 2001                N/A
                                  Officer

Todd Liebman               32     Senior Vice President, Marketing and Operations            2004                N/A

Ashok Rao                  56     Vice Chairman and Director                                 2004          July 2007

Jeffrey Levy               63     Director                                                   1999          June 2006

John E. Maxwell            52     Director                                                   2005          July 2007

Arthur L. Money            66     Director                                                   2003          June 2008

Guy L. Smith               57     Director                                                   2005          June 2008

Business Experience

      Frank Mandelbaum has served as our Chairman of the Board and Chief Executive Officer since July 1, 1996. He also served as Chief Financial Officer until September 1999. From January 1995 through May 1997, Mr. Mandelbaum served as a consultant providing strategic and financial advice to Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.), a publicly held company. Prior to January 1995, Mr. Mandelbaum was Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Pharmerica, Inc. From July 1994 through December 1995, Mr. Mandelbaum served as Director and Chairman of the Audit and Compensation Committees of Medical Technology Systems, Inc., also a publicly held company. From November 1991 through January 1995, Mr. Mandelbaum served as Director of the Council of Nursing Home Suppliers, a Washington, D.C. based lobbying organization. From 1974 to date, Mr. Mandelbaum has been Chairman of the Board and President of J.R.D. Sales, Inc., a privately held financial consulting company. As required by his employment agreement, Mr. Mandelbaum devotes substantially all his business time and attention to our business.

      Edwin Winiarz was elected Senior Executive Vice President in July 2000 and a director in August 1999 and became Executive Vice President, Treasurer and Chief Financial Officer on September 7, 1999. From July 1994 until August 1999, Mr. Winiarz was Treasurer and Chief Financial Officer of Triangle Service Inc., a privately held national service company. From November 1990 through July 1994, Mr. Winiarz served as Vice President Finance/Controller of Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.). From March 1986 until November 1990, Mr. Winiarz was a manager with the accounting firm of Laventhal & Horwath. Mr. Winiarz is a certified public accountant and holds an MBA in management information systems from Pace University.

      Russell T. Embry was elected Senior Vice President and Chief Technology Officer in July 2001 and was Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman
Aerospace. Mr. Embry holds a B.S. in Computer Science from Stony Brook and an M.S. in Computer Science from Polytechnic University, Farmingdale.

      Todd Liebman joined Intelli-Check, Inc. in December 2004 as its Senior Vice President of Marketing and Operations. Prior to joining Intelli-Check, Mr. Liebman served as President of Quick Kiosk, a Kinetics Company, LLC (QK), a self-service solution provider focused on the quick serve restaurant market industry from October 2000 to December 2004. In September 2004, Mr. Liebman completed the sale of QK to NCR Corporation (NYSE:NCR). Prior to founding QK, Mr. Liebman served as Director of Business Development of Trex Communications Corporation (TrexCom), a telecommunications start-up focused on satellite communications systems and multi-media interactive response systems, which was sold to L-3 Communications, Inc. in February 2000. TrexCom grew from a start-up in 1997 to $50 million in revenues and profitability in less than two years. Prior to joining Trex Communications, Mr. Liebman was Associate Director, Business Development for Thermo Electron Corporation (NYSE:TMO), a $4 billion conglomerate and parent company of Trex Communications. From 1996 to 1997, he worked as a Management Consultant at EMI Strategic Marketing, a strategic consulting firm. Mr. Liebman received his Bachelor's of Science in Management from Tulane University's A.B. Freeman School of Business. Mr. Liebman has also participated in an Executive Education program at the University of Pennsylvania's Wharton School of Business.

      Ashok Rao was appointed a director in December 2004 and Vice Chairman in January 2005. Mr. Rao is currently an angel investor in numerous high-tech start-ups as well as the producer of motion pictures. Mr. Rao was CEO of Prime Wave Communications, a broadband wireless access technology subsidiary of L3 from 2000 to 2003. Previously, he was the founder and chief executive officer of TrexCom. He was instrumental in the sale of TrexCom to L3 in 2000. Mr. Rao holds a bachelor's degree in mechanical engineering from the Indian Institute of Technology, New Delhi, a master's degree in systems engineering from Marquette
University, and a diploma in Financial Management from the London School of Economics. Mr. Rao is also a trustee of numerous charitable organizations.

      Jeffrey Levy was elected a director in December 1999. He has been, since January 1997, President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage company. Prior to 1997, Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies. During that time he also served as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc. Mr. Levy has had a distinguished career as a member of the United States Air Force from which he retired as a colonel in 1988. He serves as a board member of the Northern Virginia Chapter of Mothers Against Drunk Driving, the Washington Regional Alcohol Program, the Zero Tolerance Coalition and the National Drunk and Drugged Driving Prevention Month Coalition and is a member of the Virginia Attorney General's Task Force on Drinking by College Students and MADD's National Commission on Underage Drinking. Mr. Levy holds a BS in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

      John E. (Jay) Maxwell was appointed a director in September 2005. Mr. Maxwell retired as the Senior Vice President of Technology and the Chief Information Officer (CIO) of the American Association of Motor Vehicle Administrators (AAMVA) in August 2005. He was responsible for all of the information systems developed, implemented and operated by AAMVA. At AAMVA, Mr. Maxwell had the responsibility to direct AAMVA's development of Driver License and ID Card Specifications intended to fight driver license and ID fraud and abuse. Prior to that, from 1997 to May 2002, he was the President and Chief Operating Officer of AAMVAnet, Inc., a subsidiary of AAMVA. Before joining AAMVA in July 1989, Mr. Maxwell spent 11 years with the U.S. Department of Transportation, working for the Federal Highway Administration and the National Highway Traffic Safety Administration developing information systems to improve highway safety.

      Arthur L. Money was elected a director in February 2003. Mr. Money was confirmed by the Senate and served as the Assistant Secretary of Defense for Command, Control, Communications and Intelligence from 1999 to 2001 and was also the Chief Information Officer for the Department of Defense from 1998 until 2001. Prior to that he served as the Senior Civilian Official, Office of the Assistant Secretary of Defense, from 1998 to 1999 and was earlier confirmed by the Senate as Assistant Secretary of the Air Force for Research, Development and Acquisition and served as Chief Information Officer, from 1996 to 1998. Mr. Money currently serves as a member of the advisory board of several corporations including the Boeing Company (NYSE: BA). He also serves on the Board of Directors of numerous companies including Silicon Graphics, Inc. (NYSE: SGI) and CACI International (NYSE: CAI) and has been recognized for his vision, leadership and commitment to excellence in systems and process re-engineering. Mr. Money, who holds a Master of Science Degree in Mechanical Engineering from the University of Santa Clara (Calif.) and a Bachelor of Science Degree in Mechanical Engineering from San Jose (Calif.) State University also currently serves on several U.S. Government Boards and Panels such as NIMA Advisory Board, Defense Science Board, US Air Force AC2ISR Center Advisory Board and the US Navy "DSAP" Special Advisory Panel. Prior to his government service, he had a distinguished business career having served as President of ESL Inc., a subsidiary of TRW, Inc., from 1990 to 1994 prior to its consolidation with its Avionics and Surveillance Group when he became Vice President and Deputy General Manager of the Group.

      Guy L. Smith was elected a director in June 2005. Mr. Smith has been the Executive Vice President of Diageo, the world's leading premium drinks company, since 2000 and is responsible for Corporate Relations and Marketing Public Relations. At Diageo, Mr. Smith's responsibilities include overseeing the corporation's civic and social responsibility efforts in North America, including the Diageo Marketing Code. The Code governs the company's social responsibility activities with regard to the marketing and sale of alcoholic beverages and the company's undertakings to reduce underage access and abuse of alcohol. From 1998 - 1999, prior to joining Diageo, Mr. Smith was Special Advisor to President Clinton on The White House staff, where he served on the impeachment defense team. Mr. Smith also served as an informal strategic communications advisor to President Clinton from the beginning of the Clinton Administration. From 1999 - 2000, Mr. Smith was associated with The Hawthorn Group, a Washington-based public affairs firm, as well as with his own firm, Smith Worldwide Inc., from 1994 - 1996, which focused on reputation and crisis management. He was Chief Operating Officer of Hill & Knowlton International Public Relations, from 1992 - 1993, where he consulted with the firm's largest consumer product, technology, and legal clients. Prior to that Mr. Smith was Vice President-Corporate Affairs, the senior public affairs and public relations officer, for Philip Morris Companies Inc. from 1975 - 1992. During his 17 years with Philip Morris, Mr. Smith led the Corporate Affairs departments of the Miller Brewing Company and The Seven-Up Company, both then Philip Morris operating companies. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization and sits on the Board of Advisors of Mount Vernon, George Washington's home outside Washington, DC. Mr. Smith also serves as an Honorary Battalion Chief of the Fire Department of New York.

      Directors generally serve for staggered terms of three (3) years and hold office until the next annual meeting, following the conclusion of their term, of stockholders and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Compliance with Section 16(a) of the Exchange Act

      The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16 (a) of the Securities Exchange Act of 1934. One such rule requires disclosure of filings, which under the Commission's rules, are not deemed to be timely. During the review of Forms 4, it was determined that: Mr. Rao failed to file a timely report concerning the grant of 7,500 stock options on July 27, 2005; however, such failure was remedied by the reporting of this transaction on August 5, 2005; Mr. Mandelbaum failed to file a timely report concerning the grant of 25,000 stock options on November 8, 2005, however, such failure was remedied by the reporting of this transaction on February 1, 2006; Mr. Winiarz failed to file a timely report in concerning the grant of 5,000 stock options on November 8, 20005, however, such failure was remedied by the reporting of this transaction on February 1, 2006; Guy L. Smith failed to file a timely report concerning the acquisition of 957 shares of our common stock on August 23, 2005, however such failure was remedied by the reporting of this transaction on March 29, 2006. All other transactions were reported in a timely fashion.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended December 31, 2005, the board of directors held eight meetings, the audit committee held five meetings, the corporate governance and nominating committee held one meeting and the compensation committee held no meetings. All of the directors attended at least 75% of the aggregate of all Board and meetings of committees on which they served. The Board of Directors has determined that Messrs. Levy, Maxwell, Money, Rao and Smith, are each independent directors as defined in Section 121(A) of the American Stock Exchange's listing standards. The Company does not have a written policy relating to attendance by members of the board of directors at annual shareholder meetings. However, it is communicated and understood by all directors that they are required to attend barring any unforeseen circumstance. With the exception of Arthur Money, all directors attended last year's annual shareholder meeting.

Compensation Committee

      The board of directors has established a compensation committee which is currently comprised of Mr. Money, chairperson, Mr. Levy and Mr. Maxwell, each of whom is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The compensation committee reviews and recommends to the board the compensation for all officers and directors of our company and reviews general policy matters relating to the compensation and benefits of all employees. The compensation committee also administers the stock option plans.

Corporate Governance and Nominating Committee

      The board of directors has established a corporate governance and nominating committee, which is comprised of Mr. Levy, chairperson, Mr. Money and Mr. Smith, each of whom is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The corporate governance and nominating committee has adopted a written charter. The charter sets forth responsibilities, authority and specific duties of the corporate governance and nominating committee. A copy of the corporate governance and nominating committee charter is attached hereto as Exhibit A. The corporate governance and nominating committee reviews our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board.

      The corporate governance and nominating committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be weighed more or less heavily by the corporate governance and nominating committee. In considering candidates for our Board of Directors, the corporate governance and nominating committee will evaluate the entirety of each candidate's credentials and, other than the eligibility requirements established by the corporate governance and nominating committee, will not have any specific minimum qualifications that must be met by a nominee. The corporate governance and nominating committee will consider candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The corporate governance and nominating committee will not evaluate candidates differently based on who has made the recommendation.

      Although we do not currently have a formal policy or procedure for stockholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to stockholder recommendations. However, the Board may consider implementing such a policy in the future.

Process for Sending Communications to the Board of Directors

      Shareholders that wish to communicate with the board of directors are welcomed to put their comments in writing addressed to the Company's Investor Relations Representative, Edwin Winiarz. Such communications may be sent to the Company's corporate headquarters located at 246 Crossways Park West, Woodbury, NY 11797. Upon receipt, Mr. Winiarz will distribute the correspondence to the directors.

Audit Committee

      The board of directors has a separately designated audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which is currently comprised of Mr. Rao, chairperson, Mr. Maxwell and Mr. Smith. The members of the Audit Committee are independent as defined in
Section 121(A) of the American Stock Exchange's listing standards. The audit committee recommends to the board of directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has adopted a written charter. The charter sets forth the responsibilities, authority and specific duties of the Audit
Committee.  A copy of the Audit Committee  Charter is attached hereto as Exhibit
B.

      The Board of Directors has determined that it has at least one audit committee financial expert serving on our audit committee. Mr. Rao holds a diploma in Financial Management from the London School of Economics is an "audit committee financial expert" and is an independent member of the board of directors.

Acquisition Committee

      The board of directors has recently established an acquisition committee comprised of Ashok Rao, Frank Mandelbaum and Edwin Winiarz. The acquisition committee recommends to the board of directors opportunities within the Corporation's area of strategic development for merger and/or acquisition which may enhance shareholder value.

                             Audit Committee Report

      The following shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing of Intelli-Check under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

      With respect to the audit of the fiscal year ended December 31, 2005, and as required by its written charter which sets forth its responsibilities and duties, we have reviewed and discussed the Company's audited financial statements with management.

      In the course of its review, we have discussed with the independent auditors those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, "Communication with Audit Committees," by the
Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, as amended, "Independence Discussions with Audit Committee," by the Independence Standards Board and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

                Audit Committee:        Ashok Rao (Chair)
                                        John E. Maxwell
                                        Guy L. Smith

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of April 21, 2006 certain information regarding beneficial ownership of Intelli-Check's common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

      Unless otherwise indicated, the address for each of the named individuals is c/o Intelli-Check, Inc., 246 Crossways Park West, Woodbury, NY 11797-2015.

      Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

      The applicable percentage of ownership is based on 12,137,444 shares outstanding as of April 21, 2006.

----------------------------------------------------------------------------------------
                                                                    Shares
                                                                 Beneficially
                             Name                                    Owned       Percent
----------------------------------------------------------------------------------------
Frank Mandelbaum (1)                                               1,627,330      12.34
----------------------------------------------------------------------------------------
Edwin Winiarz (2)                                                    225,000       1.82
----------------------------------------------------------------------------------------
Todd Liebman (3)                                                     165,000       1.34
----------------------------------------------------------------------------------------
Russell T. Embry (4)                                                  59,000          *
----------------------------------------------------------------------------------------
Jeffrey Levy (5)                                                     130,980       1.07
----------------------------------------------------------------------------------------
Arthur L. Money (6)                                                  157,000       1.28
----------------------------------------------------------------------------------------
John  E. Maxwell (7)                                                  47,000          *
----------------------------------------------------------------------------------------
Guy L. Smith (8)                                                      80,457          *
----------------------------------------------------------------------------------------
Ashok Rao (9)                                                         98,500          *
----------------------------------------------------------------------------------------
Todd Cohen (10)                                                      673,660       5.53
----------------------------------------------------------------------------------------
Empire State Development Corporation, formerly New York State
Science and Technology Foundation (11)                               605,000       4.98
----------------------------------------------------------------------------------------
All Executive Officers & Directors as a group (9 persons)          2,590,267      18.31
----------------------------------------------------------------------------------------

* Indicates beneficial ownership of less than one percent of the total outstanding common stock.

(1) Includes 1,047,549 shares issuable upon exercise of stock options and rights exercisable within 60 days. Does not include 9,000 shares and 880 rights held by Mr. Mandelbaum's wife, for which Mr. Mandelbaum disclaims beneficial ownership

(2)   Includes   225,000   shares   issuable  upon  exercise  of  stock  options
      exercisable within 60 days.

(3)   Includes   165,000   shares   issuable  upon  exercise  of  stock  options
      exercisable within 60 days.

(4) Includes 59,000 shares issuable upon exercise of stock options exercisable within 60 days.

(5)   Includes   128,580   shares   issuable  upon  exercise  of  stock  options
      exercisable within 60 days.

(6)   Includes   157,000   shares   issuable  upon  exercise  of  stock  options
      exercisable within 60 days.

(7) Includes 47,000 shares issuable upon exercise of stock options exercisable within 60 days.

(8) Includes 79,500 shares issuable upon exercise of stock options exercisable within 60 days.

(9) Includes 98,500 shares issuable upon exercise of stock options exercisable within 60 days.

(10) Includes 49,560 rights and 4,000 warrants which are exercisable within 60 days. The address is PO Box 20054, Huntington Station, NY 11746.

(11) Frances A. Walton, the Chief Financial Officer exercises voting and dispositive power over the shares. The address is 30 South Pearl Street, Albany, NY 12245.

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2005. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                  Annual           Long-Term
                                               Compensation      Compensation
                                               ------------      ------------
                                                                  Securities
                                                                  Underlying
   Name and Principal Position         Year      Salary($)     Options/SARS (#)
   ---------------------------         ----      ---------     ----------------

   Frank Mandelbaum                    2005       250,000           25,000
   Chairman and                        2004       250,000           75,000
   Chief Executive Officer             2003       250,000          100,000

   Edwin Winiarz                       2005       161,343           30,000
   Senior Executive Vice President     2004       151,318           65,000
   Chief Financial Officer             2003       141,750           30,000

   Russell T. Embry                    2005       162,766            5,000
   Senior Vice President               2004       152,063           10,000
   Chief Technology Officer            2003       150,000           12,500

   Todd Liebman                        2005       135,128               --
   Senior Vice President               2004         4,231          175,000
   Marketing and Operations

      The options shown above were granted under the 1998, 1999, 2001, 2003 and 2004 Stock Option Plans as well as outside these plans and are exercisable as follows: (1) Frank Mandelbaum - 25,000 options which are currently exercisable at an exercise price of $3.22 per share; 75,000 options which are currently exercisable at an exercise price of $4.37 per share and 100,000 options which are currently exercisable at an exercise price of $8.22 per share; (2) Edwin Winiarz - 25,000 options which are currently exercisable at an exercise price of $5.64 per share; 5,000 options which are currently exercisable at an exercise price of $3.18 per share; 50,000 options which are currently exercisable at an exercise price of $4.37 per share; 15,000 options which are currently exercisable at an exercise price of $5.25 per share and 30,000 options which are currently exercisable at an exercise price of $8.22 per share; (3) Russell T. Embry - 5,000 options which are currently exercisable at an exercise price of $3.18 per share; 10,000 options which are currently exercisable at an exercise price of $4.37 per share; 12,500 options at an exercise price of $7.44 per share, which are currently exercisable; and (4) Todd Liebman - 175,000 options at an exercise price of $4.57 per share of which 145,000 options are currently exercisable and the remaining 30,000 options shall become exercisable upon Mr. Liebman reaching certain sales goals. All options expire either five or ten years after the date of vesting.

                        Option Grants in Last Fiscal Year

      The following table summarizes options granted during the year ended December 31, 2005 to the named executive officers:

-------------------------------------------------------------------------------------------------
                                               Individual Grants
-------------------------------------------------------------------------------------------------
                    Number of       % of Total      Exercise   Expiration    Potential Realizable
                    Securities        Options         Price       Date      Value Assumed Annual
                    Underlying      Granted to                              Rates of Appreciation
      Name           Options       Employees In                                 for Option (1)
                     Granted        2005 Fiscal                             ---------------------
                                       Year                                    5%           10%
-------------------------------------------------------------------------------------------------
Russell T. Embry       5,000            3.3%          $3.18     11/17/10     $ 4,393     $ 9,707
-------------------------------------------------------------------------------------------------
Frank Mandelbaum      25,000           16.5%          $3.22     12/30/15     $22,241     $49,146
-------------------------------------------------------------------------------------------------
Edwin Winiarz          5,000            3.3%          $3.22     12/30/15     $ 4,448     $ 9,829
-------------------------------------------------------------------------------------------------
Edwin Winiarz         25,000           16.5%          $5.64     06/08/17     $38,956     $86,082
-------------------------------------------------------------------------------------------------

      (1) The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

               Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year End Option Values

      The following table summarizes unexercised options granted through the year-end December 31, 2005 to the named executive officers:

----------------------------------------------------------------------------------------------------------------------------
                                   No. of       Aggregate
                                   Shares      Dollar Value                                        Value of Unexercised
           Name                   Received       Received            No. of Securities                 In-the-Money
                                    Upon           Upon            Underlying Unexercised           Options At Fiscal
                                  Exercise       Exercise            Options / Warrants           Year End 12/31/05 (1)
----------------------------------------------------------------------------------------------------------------------------

                                                                Exercisable    Unexercisable   Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Frank Mandelbaum Chairman
& CEO                               9,277        $ 44,250         975,000               0        $378,250               0
----------------------------------------------------------------------------------------------------------------------------
Edwin Winiarz, Senior
Executive VP & CFO                      0               0         225,000               0        $  3,350               0
----------------------------------------------------------------------------------------------------------------------------
Russell T. Embry, Senior
VP & CTO                                0               0          59,000               0        $    875               0
----------------------------------------------------------------------------------------------------------------------------
Todd Liebman, Senior VP
Marketing & Operations                  0               0         145,000          30,000               0               0
----------------------------------------------------------------------------------------------------------------------------

(1) Based on the closing price of our common stock ($3.89) on December 30, 2005.

               Employment Contracts, Termination of Employment and
                         Change-in-Control Arrangements

      On November 9, 2004, we entered into a new one-year employment contract with our Chairman and Chief Executive Officer, Frank Mandelbaum, effective January 1, 2005. The agreement provides for an annual base salary of $250,000. In addition, we granted to Mr. Mandelbaum an option to purchase 75,000 shares of common stock at an exercise price of $4.37 per share, of which 25,000 options became exercisable on January 1, 2005; 25,000 options became exercisable on January 1, 2006 and the remaining 25,000 options shall become exercisable on January 1, 2007.

      Effective January 1, 2006, we entered into a letter of understanding with our Chairman and Chief Executive Officer that provides for an annual base salary of $255,604. In addition, on November 8, 2005, we granted to Mr. Mandelbaum an option to purchase 25,000 shares of common stock at an exercise price of $3.22 per share. We also agreed to provide a severance arrangement that in such case that we were to terminate Mr. Mandelbaum for any reason other than cause we would pay Mr. Mandelbaum 2 years of his annual cash base salary in 12 equal monthly installments.

      If there shall occur a change of control, as defined in the agreement, Mr. Mandelbaum may terminate his employment at any time and be entitled to receive a payment equal to 2.99 times his average annual compensation, including bonuses, during the three years preceding the date of termination, payable in cash to the extent of three months salary and the balance in shares of our common stock based on a valuation of $2.00 per share.

      On November 9, 2004, we entered into a new employment agreement with our Senior Executive Vice President and Chief Financial Officer, Edwin Winiarz, effective January 1, 2005. The agreement, which expires December 31, 2006, provides for a fixed base annual salary of $162,086. In addition, we granted to Mr. Winiarz an option to purchase 50,000 shares of common stock at an exercise price of $4.37 per share, of which 25,000 options became exercisable on January 1, 2005 and 25,000 options became exercisable during the fourth quarter of 2005.

      Each of the agreements requires the executive to devote substantially all his time and efforts to our business and contains non-competition and nondisclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each agreement provides that we may terminate the agreement for cause.

                            Compensation of Directors

      Effective January 1, 2006, the board increased the fee non-employee directors receive to $3,000 for in-person attendance at board meetings and $500 for attendance at such meetings telephonically. Each non-employee director will also receive a fee of $250 for participation, either in-person or telephonically, at each separately convened committee meeting not held in conjunction with a board meeting. During 2003 and through 2005, non-employee directors received 25,000 options for each full year of service on the Company's board of directors. However, the board recommended that beginning in 2006 non-employee directors be given the choice of either the grant of restricted shares of our common stock or stock options for their service as a board member or as a member of a committee. The number of restricted shares or stock options as proposed would be determined by the board at each annual board meeting.

      During 2005, non-employee directors received a fee of $500 for attending board meetings and $250 for attendance at such meetings telephonically. They also received a fee of $300 for each committee meeting held on a date other than that of a board meeting and are reimbursed for expenses incurred in connection with the performance of their respective duties as directors. In addition, non-employee directors who are members of a committee received grants of stock options for each year served. The chairperson of the audit committee received an option to purchase 7,500 shares of our common stock and audit committee members received an option to purchase 3,000 shares of our common stock. Of the remaining committees, each chairperson received an option to purchase 2,500 shares of our common stock, while a committee member received an option to purchase 1,500 shares of our common stock. These options are immediately exercisable during the committee members' term and expire ten years from date of grant, unless the Director does not complete his full term, in which case the options expire in ninety (90) days from the end of their service as a Director.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      Introduction. The disclosure rules of the Securities and Exchange Commission require us to provide certain information concerning the compensation of the Chief Executive Officer and other executive officers of our company. We review and recommend to our board of directors compensation of the executive officers of our company. Decisions on the compensation of our Chief Executive Officer are made by the board and salaries of other executive officers are set in relation to the salary of the Chief Executive Officer.

      Structure. Compensation of our executive officers has consisted of salary and stock option grants. Stock options have been used to reward executives for actions which increase shareholder value and to attract and retain high quality executives by providing long-term incentives. The Company had no bonus plan through 2005 for executives nor does it provide retirement benefits. We believe our compensation policy is fair to our employees and shareholders. Our total compensation package is competitive within our industry. For 2006, the Board of Directors approved a bonus plan for executives and employees which consists of a bonus pool of up to $200,000 should the Company exceed the financial projections included in the approved 2006 budget by that amount. Should Mr. Mandelbaum and Mr. Winiarz attain their goal for a bonus as defined in their understanding of employment/employment agreements, they would not be eligible to participate in the afore-mentioned bonus pool.

      Base Salary. Since 1996, we have relied on our own informal surveys of compensation levels as well as the financial condition of the Company to gauge the reasonableness of the compensation of Frank Mandelbaum, our Chief Executive Officer. Mr. Mandelbaum's compensation was at an annual rate of $250,000 for the 2005 fiscal year which was established in February 2002 when we entered into a new three year employment agreement with him. Effective January 1, 2006, we entered into a letter of understanding with Mr. Mandelbaum that provides for an annual base salary of $256,804. We also agreed in case we were to terminate Mr. Mandelbaum for any reason other than cause, we would pay Mr. Mandelbaum two (2) years of his cash base salary in twelve (12) equal monthly installments.

      All executive officer salaries are reviewed on an annual basis. In deciding on changes in the annual base salary of the Chief Executive Officer, which will occur annually, the Compensation Committee considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer's performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for our company. Salary changes for other executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of our company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary.

      Stock Options. Stock options have been administered by the Compensation Committee of the Board of Directors. Our board and shareholders have approved four stock option plans for employees, directors and consultants of our company. Amounts available and options granted pursuant to those plans are set forth in the tables below.

               Compensation Committee:    Arthur L. Money (Chair)
                                          Jeffrey Levy
                                          John E. Maxwell

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The board of directors has established a compensation committee which is currently comprised of Mr. Money, chairman, Mr. Levy and Mr. Maxwell. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

                              CERTAIN TRANSACTIONS

      On January 1, 2005, we renewed our agreement with Alexandros Partners LLC to act as a consultant in advising us in financial and investor relation matters. John Hatsopoulos, who was a member of our Board of Directors, is a principal of Alexandros Partners LLC. We agreed to pay a consulting fee of $50,000, payable in 12 equal monthly installments of $4,166. The agreement terminated on December 31, 2005. This transaction was approved by all of the independent directors of our Board of Directors.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total return on our common stock assuming a $100 investment as of December 31, 2000, and based on the market prices at the end of each fiscal year, with the cumulative total return of the AMEX Market Value Index and the AMEX Technology Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG INTELLI-CHECK, INC., THE AMEX MARKET VALUE (U.S.) INDEX
                         AND THE AMEX TECHNOLOGY INDEX

                              [LINE CHART OMITTED]

             * $100 invested on 12/31/00 in stock or index-including
               reinvestment of dividends. Fiscal year ending December 31.

                                          Cumulative Total Return
                             ---------------------------------------------------
                              12/00    12/01    12/02    12/03    12/04    12/05
                             ---------------------------------------------------

INTELLI-CHECK, INC           100.00   167.26    63.45    72.74    41.38    35.77
AMEX MARKET VALUE (U.S.)     100.00    88.73    75.76   108.19   128.37   142.31
AMEX TECHNOLOGY              100.00    90.91    53.94    84.40    93.92    83.94

                                 Proposal No. 2

                       PROPOSED 2006 EQUITY INCENTIVE PLAN

      There is being submitted to the shareholders for the approval at the Annual Meeting, the Intelli-Check, Inc. 2006 Equity Incentive Plan, which amends and restates the Company's 2004 Stock Option Plan (the "2006 Plan"). The number of shares authorized for issuance under the 2006 Plan remains 850,000 shares of our common stock. However, the 2006 Plan now provides for the issuance of both restricted stock awards and stock options. The 2006 Plan, amending and restating the Company's 2004 Stock Option Plan, was approved by our board of directors at a meeting held on March 24, 2006, subject to shareholder approval.

      The table below reflects options to purchase shares of the Company's common stock that were granted to the indicated persons under the Company's 2004 Stock Option Plan, which the Company is asking stockholders to amend in this Proposal 2.

                         2006 Equity Incentive Plan (1)

Name and Position                             Dollar Value($)    Number of Units
-----------------------------------           ---------------    ---------------

Frank Mandelbaum                                         0                 0
Chairman & CEO

Edwin Winiarz                                            0                 0
Senior Executive Vice President and
CFO

Russell T. Embry                                         0                 0
Senior Vice President and CTO

Todd Liebman                                      $385,988           125,000
Senior Vice President, Marketing
and Operations

All named executive officers as a                 $385,988           125,000
group

All non-executive directors as a                  $787,243           216,000
group

All non-named executive officers as                      0                 0
a group

      (1) The description of the 2006 Plan below reflects the 2006 Plan as it would amend the 2004 Stock Option Plan if this Proposal 2 were approved by the company's stockholders.

      The purposes of the 2006 Plan are to attract and retain key employees, directors, consultants and advisors who are expected to contribute to our future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company. There are currently options to purchase 509,000 shares of the Company's common stock outstanding under the 2004 Stock Option Plan. Any proceeds derived from the sale of Shares subject to options will be used for general corporate purposes. A copy of the 2006 Plan as it would be adopted by the approval of Proposal 2 is attached to this Proxy Statement as Exhibit C.

      If Proposal 2 is approved, the administrators of the 2006 Plan will be permitted to issue restricted shares of common stock and options to purchase shares of common stock to participants. The addition of restricted stock awards will provide the Board of Directors with additional flexibility to determine how to provide the most incentive to participants and the type of incentives to grant due to the recent changes in the accounting rules with respect to the issuance of stock options.

      Under the 2006 Plan, as it would be amended by Proposal 2, up to 850,000 shares of the Company's common stock are authorized for issuance to directors, employees and independent contractors of, the Company and any subsidiary corporations pursuant to options or restricted stock awards. Options granted under the 2006 Plan may be either incentive stock options (incentive options) within the meaning of Section 422 of the Code and/or options that do not qualify as incentive options (nonqualified options); provided, however, that only employees of the Company or a subsidiary corporation are eligible to receive incentive options. The 2006 Plan, which expires in March 2016, is administered by the Compensation Committee of the Board of Directors (the "Committee").

      Options granted under the 2006 Plan will be exercisable for a period fixed by the Committee, but no longer than 10 years from the date of grant, at an exercise price which is not less than the fair market value of the Company's common stock on the date of the grant, except that the term of an incentive option granted under the 2006 Plan to a stockholder who owns (or is deemed to own) more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the shares on the date of grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares of the Company's common stock for which incentive options become exercisable for the first time by an Optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option.

      Options granted under the 2006 Plan to employees (including officers) of the Company may be exercised only while the Optionee is employed by the Company or within three months of the date of termination of the relationship, except that: (i) if the individual is terminated for cause, the option shall terminate immediately and no longer be exercisable, and (ii) if options which are exercisable at the time the Optionee's employment is terminated by death or disability such options may be exercised within one year of the date of termination of the employment relationship. With respect to options granted to individuals who are not employees of the Company, the Committee shall determine the consequences, if any, of the termination of the Optionee's relationship with the Company. Payment of the exercise price of an option may be made by cash, by surrender of Shares having a fair market value equal to the exercise price, or by any other means that the Committee determines.

      Each restricted stock award will be evidenced by a written restricted stock agreement. The Committee may determine if any consideration will be required to be paid by the plan participant to receive the shares of common stock other than in the form of services performed under the terms and conditions determined by the Committee and specified in the restricted stock agreement. Terms and conditions for shares that are part of the award may include the completion of a specified number of years of service or attaining certain performance goals prior to the restricted Shares subject to the award becoming vested. Upon termination, if the restricted stock is not vested, the shares will be canceled by the Company.

      A participant may be granted more than one award under the 2006 Plan. The Committee will, in its discretion, determine (subject to the terms of the 2006
Plan), among other things, who will be granted an award, the time or times at which awards shall be granted, and the number of shares of common stock subject to each award, whether options are incentive options or nonqualified options, the manner in which options may be exercised and the vesting schedule of any award. In making such determination, consideration shall be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purposes of the 2006 Plan. The maximum number of Shares issuable pursuant to awards granted to a plan participant in a fiscal year of the Company is 150,000.

      The 2006 Plan may be amended or terminated by the Board at any time, provided that no amendment requiring stockholder approval by law or by the rules of the American Stock Exchange or any other market in which Shares are traded may be made without stockholder approval. The 2006 Plan specifically provides for repricings or reissuances of options without stockholder approval. Also, no amendment or termination may materially adversely affect any outstanding award without the written consent of the participant. The foregoing summary of the 2006 Plan is qualified in its entirety by the specific language of the 2006 Plan.

      If Proposal 2 is not adopted, the 2004 Stock Option Plan will remain in full force and effect unamended.

      Currently, there are twenty-five (25) employees and directors who would be entitled to receive stock options and/or restricted shares under this Plan. Future new hires and additional consultants would be eligible to participate in the Plan as well. The number of stock options and/or restricted shares to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or restricted shares is dependent upon various factors such as hiring requirements and job performance.

      The 2006 Plan will be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee currently consists of Messrs. Money, Levy and Maxwell. None of Mr. Money, Mr. Levy or Mr. Maxwell is an employee of our Company.

                      Equity Compensation Plan Information

      We maintain various stock plans under which options vest and shares are awarded at the discretion of our Board of Directors or its Compensation
Committee. The purchase price of the shares under the plans and the shares subject to each option granted is not less than the fair market value on the date of grant. The term of each option is generally five to ten years and is determined at the time of grant by our Board of Directors or its Compensation Committee. The participants in these plans are officers, directors, employees and consultants of the Company and its subsidiaries or affiliates. The table below provides information relating to our outstanding stock plans as of December 31, 2005.

-----------------------------------------------------------------------------------------------------------------
                                                                 Weighted
                                           Number of              average              Number of securities
                                          Securities         exercise price of    remaining available for future
Plan Category                          to be issued upon        outstanding            issuance under equity
                                          exercise of             options,              compensation plans
                                      outstanding options,        warrants        (excluding securities reflected
                                      warrants and rights        and rights                in column a)
                                              (a)                    (b)                       (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders (1)           1,925,530                $7.27                    728,361
-----------------------------------------------------------------------------------------------------------------

Equity compensation plans not
approved by security holders (2)             839,425                $6.55                       None
-----------------------------------------------------------------------------------------------------------------

Total                                      2,764,955                $6.77                    728,361
-----------------------------------------------------------------------------------------------------------------

(1) Includes options outstanding under the Company's 2004 Stock Option Plan, which the Board of Directors is asking the stockholders to amend in Proposal 2.

(2) The shares of common stock listed under equity compensation plans not approved by stockholders in the above table consist of shares of common stock issuable pursuant to the Board's approval of such options granted to our officers, employees or consultants. The vesting schedule of the options varies, with some vesting immediately and some vesting upon the completion of certain performance objectives.

Federal Income Tax Consequences

      The following is a general summary of the federal income tax consequences under current tax law of options and restricted stock. It does not purport to cover all of the special rules, including special rules relating to participants subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares or the ownership and disposition of restricted stock.

      A participant will not recognize taxable income for federal income tax purposes upon the grant of a nonqualified option or an incentive option.

      Upon the exercise of an incentive option, the Optionee will not recognize taxable income. If the Optionee disposes of the shares acquired pursuant to the exercise of an incentive option more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the Optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the Optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

      Upon the exercise of a nonqualified option, the Optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the Optionee later sells shares acquired pursuant to the exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held.

      In addition to the federal income tax consequences described above, an Optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the Optionee's regular tax. For this purpose, upon the exercise of an incentive option, the excess of the fair market value of the shares over the exercise price therefore is an adjustment which increases alternative minimum taxable income. In addition, the Optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an Optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive option adjustment) is allowed as a credit against the Optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

      A participant who receives a grant of restricted stock will generally receive ordinary income equal to the fair market value of the stock at the time the restriction lapses. Alternatively, the participant may elect to be taxed on the value at the time of grant. The Company is generally entitled to a deduction at the same time and in the same amount as the income required to be included by the participant.

      Our Board of Directors is recommending the adoption of the 2006 Plan. The description of the proposed 2006 Plan set forth above is qualified in its entirety by reference to the text of the 2006 Plan as set forth in Exhibit C, attached hereto.

                                 Proposal No. 3

            APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of our board of directors appointed Amper, Politziner & Mattia, P.C. as independent public accountants to examine Intelli-Check's financial statements for the fiscal year ending December 31, 2006. The board of directors recommends approval of such appointment.

      On April 21, 2004, the Company dismissed its independent auditors, Grant Thornton LLP ("Grant Thornton"), and engaged Amper, Politziner & Mattia P.C. ("Amper") as its new independent registered public accounting firm. The change in auditors became effective immediately. This determination followed the Company's decision to seek proposals from independent accountants to audit the financial statements of the Company, and was approved by the Company's Board of Directors upon the recommendation and approval of its Audit Committee. The audit reports of Grant Thornton on the Company's financial statements for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years ended December 31, 2003 and 2002, and through the date of Grant Thornton's dismissal on April 21, 2004, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports.

      Representatives of Amper, Politziner & Mattia, P.C. are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                     Principal Accountant Fees and Services

      Until April 21, 2004, our principal independent auditor was Grant Thornton LLP. Thereafter, our principal independent auditor was Amper, Politziner & Mattia, P.C. The services of each were provided in the following categories and amount:

AUDIT FEES

      We were billed $6,000 by Grant Thornton LLP for fees relating to the transition to Amper, Politziner and Mattia, P.C. as our auditors during 2004.

      The aggregate fees billed by Amper, Politziner and Mattia, P.C. for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2005 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal years 2004 and 2005 amounted to $78,400 and $86,625, respectively.

AUDIT RELATED FEES

      Other than the fees described under the caption "Audit Fees" above, Amper, Politziner and Mattia, P.C. did not bill any fees for services rendered to us during fiscal year 2004 or 2005 for assurance and related services in connection with the audit or review of our financial statements.

TAX FEES

      Amper, Politziner and Mattia, P.C. billed us for tax related services for fiscal 2004 totaling $4,500, and will perform tax related services for us for fiscal 2005, which we estimate to be approximately $4,000.

ALL OTHER FEES

      We were billed $18,725 by Grant Thornton LLP for fees relating to our private placement completed in 2005.

      The aggregate fees billed by Amper, Politziner and Mattia, P.C. for professional services rendered in connection with our private placement completed August 8th and 9th, 2005 and the filing of our Registration Statement on Form S-3 amounted to $24,000.

      No other fees were billed by our auditors for 2004 or 2005.

PRE-APPROVAL OF SERVICES

      The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

                                  ANNUAL REPORT

      Our annual report to stockholders concerning our operations during the fiscal year ended December 31, 2005, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

      UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED
IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 21, 2006. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLI-CHECK, INC., 246 CROSSWAYS PARK WEST, WOODBURY, NEW YORK 11797.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Stockholders' proposals intended to be presented at next year's Annual Meeting of Shareholders must be submitted in writing to INVESTOR RELATIONS at INTELLI-CHECK, INC., 246 CROSSWAYS PARK WEST, WOODBURY, NEW YORK 11797, no later than January 26, 2007 for inclusion in the Company's proxy statement and form of proxy for that meeting. Although proposals that are not timely submitted will not be included in the proxy statement for next year's Annual Meeting of Shareholders, the SEC rules allow proxies to grant discretionary authority to vote on matters that were not timely submitted to the Company for inclusion in the proxy statement, provided that the Company had notice of such matters no later than March 30, 2007.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

      SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 19, 2006. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

                                        By Order of the Board of Directors,

                                        Frank Mandelbaum
                                        Chairman

                                                                       Exhibit A

              CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Composition and Term of Office

The Board of Directors shall designate annually three or more of its independent members to constitute members of the Nominating and Corporate Governance Committee.

Responsibilities

The Committee shall have the power and duty to:

      1. Review, at least annually, the structure of the Board to assure that the proper skills and experience are represented on the Board. At least 2/3 of the members of the Board shall be independent directors.

      2.    Recommend to the full Board:

            (a)   nominees to fill vacancies on the Board as they occur; and

            (b) prior to each annual meeting of shareholders, a slate of nominees for election or reelection as Directors by the shareholders at the annual meeting.

      3. Seek out and evaluate candidates to serve as Board members, and consider candidates submitted by shareholders of the Company in accordance with the notice provisions and procedures set forth in the by-laws of the Company.

      4. Periodically make recommendations to the Board with respect to the size of the Board.

      5. Recommend to the Board the membership of the committees of the Board.

      6. Periodically make recommendations to the Board with respect to the compensation of Board members.

      7. Make all determinations as to whether or not an individual is independent, taking into account any applicable regulatory requirements and such other factors as the Committee may deem appropriate.

      8. Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board.

      9. Perform such other functions as may from time to time be assigned by the Board of Directors.

Meeting Times

The Committee shall meet prior to the annual meeting each year and at such other times as any member of the Committee may request.

The Committee may diverge from the specific activities outlined throughout this Charter as appropriate if circumstances or regulatory requirements change. In addition to these activities, the Committee may perform such other functions as necessary or appropriate under applicable laws, regulations, AMEX rules, the Corporation's certificate of incorporation and by-laws, and the resolutions and other directives of the Board.

This Charter is in all respects subject and subordinate to the Corporation's certificate of incorporation and by-laws, the resolutions of the Board and the applicable provisions of the Delaware General Corporation Law.

                                                                       Exhibit B

                             AUDIT COMMITTEE CHARTER

The Audit Committee of the Board of Directors (the "Committee") shall assist the Board of Directors in fulfilling its fiduciary and other obligations with respect to accounting and financial matters. Specifically, and without limiting the generality of the foregoing, the Committee shall:

      1. Consist of at least three qualified (solely) Independent members of the Board of Directors ("Board") appointed by the Board, each of whom is able to read and understand fundamental financial statements. The audit committee must have at least one member that has employment experience in finance or accounting, professional certification in accounting or any comparable experience or background which results in the individual's financial sophistication including being or having been a CEO, CFO or other similar senior officer financial role. The Board also appoints the chairperson of the Committee.

      2.    Review  the  qualification,  performance  and  independence  of  the
            Corporation's   independent   auditors  and  recommend   independent
            auditors for appointment annually by the Board.

      3. Establish an open avenue of communications among the independent accountants, financial and senior management and the Board of Directors. Affirm that the independent accountants report directly to the Audit Committee and the Board.

      4. Review with the auditors the adequacy and effectiveness of the Corporation's system of internal financial controls and accounting practices to achieve reliability and integrity in the Corporation's financial statements, and initiate such examinations of such controls and practices as the Committee deems advisable. As part of this process, the Committee shall review the auditor's management review letter each year.

      5. Review the authority and duties of the Corporation's chief financial officer and chief accounting officer and the performance by each of them of their respective duties.

      6.    As the outside  auditors are ultimately  accountable to the board of directors and the audit committee, the audit committee will evaluate, sole authority to select and where appropriate, replace the outside auditor(or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement)

      7. Prior to the commencement of the Corporation's annual external audit, review with the Corporations' independent auditors the scope of their audit function and estimated audit fees.

      8. Subsequent to the completion of the Corporation's annual external audit, review the report and recommendations of the independent auditors with the independent auditors and the Corporations' management, as well as any difficulties encountered during the course of the audit.

      9. Review the annual and quarterly consolidated financial statements of the Corporation and other financial disclosures of the Corporation and the accounting principles being applied in such statements and disclosures.

      10. Prior to public release, review with management and the independent accountants, the financial results for the prior year including the Corporation's annual report on Form 10-K.

      11. Meet with the chief financial officer and the independent accountants, in separate executive sessions, to discuss any matters that the committee or these groups believe should be considered privately.

      12. Review the insurance programs of the Corporation including professional malpractice, general liability, director and officer liability and property insurance, and the insurers carrying the Corporation's insurance.

      13. Oversee the establishment and thereafter periodically review a corporate code of conduct and the Corporation's policies on ethical business practices.

      14.   Define a policy on corporate securities trading.

      15.   Review and reassess the adequacy of this charter on an annual basis.

                                                                       EXHIBIT C

                               INTELLI-CHECK, INC.
                           2006 EQUITY INCENTIVE PLAN
                Amending and Restating the 2004 Stock Option Plan

      1. Purpose. Intelli-Check, Inc., a Delaware corporation ("Intelli-Check"), desires to attract and retain the best available talent and to encourage the highest level of performance. The Intelli-Check, Inc. 2004 Stock Option Plan originally effective July 18, 2004 is hereby amended and restated effective March 24, 2006 (the "Effective Date") and renamed the 2006 Stock Option Plan (the "Plan") to bring it into compliance with recent changes in applicable laws and to add to the Plan the ability to grant Restricted Stock. The Plan is intended to provide eligible directors, employees and independent contractors of Intelli-Check and its affiliates (whether or not incorporated) (collectively, with Intelli-Check, the "Company") the opportunity to acquire a proprietary interest in Intelli-Check through the grant of stock options ("Options") to purchase shares of common stock, $.001 par value per share, of Intelli-Check ("Common Stock") and the grant of restricted shares of Common Stock ("Restricted Stock").

      2. Administration.

            (a) In General. Subject to paragraph (b) hereof, the Plan shall be administered by the board of directors of Intelli-Check (the "Board"). The Board shall have plenary authority in its discretion, to the maximum extent permissible by applicable law, subject to and not inconsistent with the express provisions of the Plan, to make all awards of Options and/or Restricted Stock under the Plan ("Awards"), to select from among eligible persons those individuals who will receive Awards, to determine the number of shares of Common Stock covered by each Award, the Option exercise price per share of Common Stock covered by each Option (and, in connection therewith, determine the Fair Market Value (as defined in Section 18(c)) of the Common Stock consistent with applicable laws), and the restrictions, if any, which shall apply to the Common Stock subject to an Option or Award of Restricted Stock, to determine the terms and conditions of each Award, to approve the form of each Award agreement (an "Award Agreement"), to amend any such Award Agreement from time to time, to construe and interpret the Plan and all Award Agreements executed thereunder and to make all other determinations necessary or advisable for the administration of the Plan. In exercising its authority to set the terms and conditions of Awards, and subject only to the limits of applicable law, the Board shall be under no obligation or duty to treat similarly situated grantees of an Award Agreement ("Grantees") in the same manner, and any action taken by the Board with respect to the grant of an Option and/or Restricted Stock to one Grantee shall in no way obligate the Board to take the same or similar action with respect to any other Grantee. The Board may adopt such rules as it deems necessary or advisable in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board then in office, except that the Board may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents (including any applicable Award Agreement) on behalf of the Board or Intelli-Check. Any interpretation or determination made by the Board pursuant to the foregoing shall be conclusive and binding upon any person having or claiming any interest under the Plan. No Restricted Stock or Options may be granted by any person other than the Board. No Award may be granted under this Plan subject to Board approval by the officers of Intelli-Check unless the Committee (as defined below) approves the grant of such Restricted Stock award or option subject to Board approval.

            (b) Appointment of Committee. Notwithstanding paragraph (a), the Board may appoint a committee of not fewer than two members of the Board (the "Committee") and transfer to the Committee some or all of its authority hereunder. If the Board creates a Committee, the Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") with respect to Awards to officers, directors and holders of 10% or more of our outstanding common stock, each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and, to the extent necessary to exclude Options and/or Restricted Stock granted under the Plan from the calculation of the income tax deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each member of the Committee shall be an "outside director" within the meaning of Code Section 162(m). To the extent necessary to be consistent with the provisions of this paragraph (b), any reference in the Plan and/or an Award Agreement to a decision, determination or action of the Board shall be read and understood as referring to a decision, determination or action of the Committee.

            (c) Liability of Board and Committee Members. Except as otherwise required by law, no member of the Board or the Committee shall be liable for anything whatsoever in connection with the administration of the Plan other than such member's own willful misconduct. Under no circumstances shall any member of the Board or the Committee be liable for any act or omission of any other member of the Board or the Committee. In the performance of its functions with respect to the Plan, the Board and the Committee shall be entitled to rely upon information and advice furnished by Intelli-Check's officers, Intelli-Check's accountants, Intelli-Check's legal counsel and any other party the Board or the Committee deems necessary, and no member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.

      3. Compliance with Code Section 409A. Notwithstanding any other provisions of the Plan, the Board shall have no authority to issue an Award under the Plan under terms and conditions which would cause such Award to be considered nonqualified "deferred compensation" subject to the provisions of Code Section 409A. Accordingly, by way of example but not limitation, no Options shall be issued with an exercise price below Fair Market Value and all Restricted Stock shares shall be issued and reported as income to the Grantee no later than two and one half (2 1/2) months after the end of the calendar year in which the right to such shares becomes vested.

      4. Type of Awards. The Board shall have authority to grant both Options and Restricted Stock under the Plan. Options granted under the Plan may be either incentive stock options ("ISOs") intended to meet the requirements of Code Section 422 or nonqualified stock options ("NSOs") which are not intended to meet such Code requirements. Restricted Stock may be granted under the Plan pursuant to Section 8 or may be received by exercise of an Option as provided in
Section 7 of the Plan.

      5. Eligible Persons. Subject in the case of ISOs to Section 7(f), Options and/or Restricted Stock may be awarded to directors, employees and/or independent contractors of the Company. For purposes hereof, the term "independent contractors" shall include consultants, advisors and directors of the Company. In determining the persons to whom awards shall be made and the number of shares to be covered by each Award, the Board shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Board, in its discretion, shall deem relevant in connection with accomplishing the purposes of the Plan.

      6. Shares Subject to the Plan. No more than eight hundred fifty thousand (850,000) shares of Common Stock shall be issued pursuant to Awards under the Plan. The maximum aggregate number of shares of Common Stock for which Options may be granted to any one individual within one fiscal year of Intelli-Check shall be one hundred fifty thousand (150,000). Such aggregate numbers shall be subject to adjustment as provided in Section 12. If an Award expires, is canceled, is forfeited or expires without being exercised, the shares of Common Stock subject to the Award shall become available for future Awards under the Plan. Shares which are delivered by the Grantee or withheld by the Company upon the exercise of an Option or receipt of an Option in payment of the exercise price thereof or tax withholding thereon, may again be awarded hereunder, subject to the limitations of this Section. If shares of Restricted Stock are forfeited or repurchased by the Company, such shares shall become available for future grant under the Plan. If an Option is exercised in whole or in part by an Grantee by tendering previously owned shares of Common Stock, or if any shares are withheld in connection with the exercise of its Option to satisfy the Grantee's tax liability, the full number of shares in respect of which the Option has been exercised shall be applied against the limit set forth in this Section. Notwithstanding the provisions of this Section, no shares may again be subject to future award if such action would cause an outstanding ISO to fail to qualify as an incentive stock option under Code Section 422.

      7. Option Awards.

            (a) Term of Options. The term of each Option shall be fixed by the Board and specified in the applicable Award Agreement, but in no event shall it be more than ten (10) years from the date of grant, subject to earlier termination as provided in Section 14.

            (b)  Vesting.   The  Board  shall  determine  the  vesting  schedule
applicable to a particular Option grant and specify the vesting schedule in the applicable Award Agreement. Notwithstanding the foregoing the Board may accelerate the vesting of an Option at any time.

            (c) No Deferral Feature. The Award Agreement shall not provide for any deferral feature with respect to an Option constituting a deferral of compensation under Code Section 409A.

            (d) Termination of Relationship to the Company.

                  i. Options Granted To Employees. With respect to an Option granted to an individual who is an employee of the Company at the time of Option grant, unless the Award Agreement expressly provides to the contrary, (i) the Option shall terminate immediately upon the Grantee's termination of employment for Cause (as defined in Section 18(a)); (ii) in the event that the Grantee's employment with the Company shall terminate by reason of death or Disability (as defined in Section 18(b)), the unvested portion of the Option shall terminate immediately and the vested portion of the Option shall terminate one (1) year following such termination of employment (i.e. the Option shall not continue to vest during such one year period); and (iii) in the event that the Grantee's employment with the Company shall terminate for any other reason, the unvested portion of the Option shall terminate immediately and the vested portion of the Option shall terminate three (3) months after such termination of employment (i.e. the Option shall not continue to vest during such three month period); provided, however, that in the event that the Grantee is subject to any non-compete or confidentiality agreement which he or she violates, the Option shall immediately terminate upon such violation. Notwithstanding anything herein to the contrary, in no event shall an Option remain exercisable beyond the expiration date specified in the applicable Award Agreement. An Award Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one Award Agreement to another.

                  ii. Options Granted to Directors or Independent Contractors. With respect to an Option granted to an individual who is not an employee of the Company at the time of Option grant, the Board shall determine and specify in the applicable Award Agreement the consequences, if any, of the termination of the Grantee's relationship with the Company.

            (e) Option Exercise Price. Subject in the case of ISOs to Section 7(f), the Option exercise price per share of Common Stock covered by either an ISO or a NSO granted under that Plan shall be no less (and shall have not potential to become less at any time) than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of grant.

            (f) ISO Provisions.

                  i.  Employment  Requirement.  ISOs  may  only  be  awarded  to employees of Intelli-Check or a corporation which, with respect to Intelli-Check, is a "parent corporation" or "subsidiary corporation" within the meaning of Code Sections 424(e) and (f), respectively. Furthermore, except as otherwise provided in Code Section 422, if a Grantee is no longer employed by Intelli-Check or a parent corporation or subsidiary corporation of Intelli-Check, the Grantee's Option shall cease to be treated as an ISO.

                  ii. Option Exercise Price. The Option exercise price per share of Common Stock covered by an ISO shall be no less than the Fair Market Value of a share of Common Stock on the date of grant of the Option, except in the case of an individual who at the time of grant owns or is deemed to own under Section 424(d) of the Code stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of Intelli-Check or of a parent or subsidiary corporation of Intelli-Check, in which case, (i) the Option exercise price of the Common Stock covered by any ISO granted to such person shall in no event be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted and (ii) the term of an ISO granted to such person may not exceed five (5) years from the date of grant.

                  iii.$100,000 Limit. The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed one hundred thousand dollars ($100,000).

                  iv. Options Which Do Not Satisfy ISO Requirements. To the extent that any Option which is issued under the Plan exceeds the limit set forth in paragraph (iii) or otherwise does not comply with the requirements of Code Section 422, it shall be treated as a NSO.

            (g) Exercise of Options.

                  i. An Option may be exercised at any time and from time to time, in whole or in part, as to any or all full shares as to which the Option is then exercisable; provided, however, that if so specified in the Award Agreement, the Option may not, in a single exercise, be exercised for fewer than the minimum number of shares specified in the Award Agreement, unless the exercise is for all of the shares as to which the Option is then exercisable. An Option may not be exercised with respect to a fractional share. If an Option is exercised with respect to all of the whole shares as to which the Option is exercisable, and the Option remains exercisable with respect to less than one share of Common Stock, the Option shall immediately and without any further action by the Company or the Grantee be cancelled with respect to the remaining fractional share, without any consideration being paid by the Company. A Grantee (or other person who, pursuant to Section 9, may exercise the Option) shall exercise the Option by delivering to Intelli-Check at the address provided in the Award Agreement a written, signed notice of exercise, stating the number of shares of Common Stock with respect to which the option exercise is being made, and satisfy the requirements of subparagraph (ii) of this Section. Upon receipt by Intelli-Check of any notice of exercise, the exercise of the Option as set forth in that notice shall be irrevocable.

                  ii. Upon exercise of an Option the Grantee shall pay to Intelli-Check the Option exercise price per share of Common Stock multiplied by the number of full shares as to which the Option is then exercised. A Grantee may pay the Option exercise price by tendering or causing to be tendered in cash, by delivery of shares of Common Stock owned by the Grantee for at least six (6) months preceding the date of exercise of the Option (or such shorter or longer period as the Board may approve or require from time to time) having a Fair Market Value equal to the exercise price or other property permitted by law and acceptable to the Board, or any combination thereof. Without limiting the foregoing, payment of the exercise price may be facilitated by an outside broker.

                  iii.The certificate representing the shares as to which an Option has been exercised shall bear an appropriate legend setting forth any restrictions applicable to such shares.

            (h) Taxes. A Grantee shall, upon notification of the amount due, promptly pay or cause to be paid the amount determined by the Board as necessary to satisfy all applicable tax and other withholding requirements. A Grantee may satisfy his withholding requirements in any manner satisfactory to the Board.

            (i) No Stockholder Rights. No Grantee shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares. If in connection with an exercise of the Option the Grantee pays all or a portion of the Option exercise price with shares of Common Stock, the Grantee shall continue to be the stockholder of record with respect to the shares which he has tendered as exercise payment until the Grantee becomes the holder of record of the shares of Common Stock to be acquired upon such exercise.

            (j) Award Agreement. The terms and conditions of each Option grant shall be set forth in an Award Agreement in the form approved by the Board. Each Award Agreement shall be executed by Intelli-Check and the Grantee. Each Award Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to any Option, (ii) whether the Option is intended to be an ISO or NSO,
(iii) the provisions related to vesting and exercisability of the Option, including the Option exercise price, (iv) that the Option is subject to the terms and provisions of the Plan and that in the event of any conflict between the Award Agreement and the Plan, the Plan shall control. The Award Agreement may also contain such other terms and conditions as the Board determines to be necessary or advisable. Award Agreements may vary from one to another.

      8. Restricted Stock Awards.

            (a) Restricted Stock Grant. The Board may grant Restricted Stock to such directors, employees and independent contractors of the Company, in such amounts, and subject to such terms and conditions as the Board may determine, in its sole discretion, including restrictions on transferability which may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board shall determine.

            (b) Restricted Stock Purchase. The Administrator may require an Grantee to pay a purchase price to receive Restricted Stock at the time the Award is granted, in which case the purchase price and the form and timing of payment shall be specified in the Award Agreement in addition to the vesting provisions and other applicable terms.

            (c) No Deferral Provisions. A Restricted Stock Award shall not provide for any deferral of compensation recognition after vesting with respect to Restricted Stock which would cause the Award to constitute a deferral of compensation subject to Code Section 409A.

            (d) Rights as a Shareholder. The holder of Restricted Stock shall have rights equivalent to those of a shareholder and shall be a shareholder when the Restricted Stock grant is entered upon the records of the duly authorized transfer agent of the Company

            (e) Award Agreement. The terms and conditions of each grant of Restricted Stock shall be set forth in an Award Agreement in the form approved by the Board. Each Award Agreement shall be executed by Intelli-Check and the Grantee. Each Award Agreement shall, at a minimum, specify (i) the shares of Common Stock subject to the Award, (ii) the terms, conditions, and restrictions applicable to such Restricted Stock, and (iii) that the Restricted Stock grant is subject to the terms and provisions of the Plan and that in the event of any conflict between the Award Agreement and the Plan, the Plan shall control. Restricted Stock grants shall be evidenced by certificates registered in the name of the holder and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a Grantee awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture or a requirement to sell Restricted Stock back to the Company. The Award Agreement may also contain such other terms and conditions as the Board determines to be necessary or advisable. Award Agreements may vary from one to another.

            (f) Taxes. A Grantee shall, upon notification of the amount due, promptly pay or cause to be paid the amount determined by the Board as necessary to satisfy all applicable tax and other withholding requirements. A Grantee may satisfy his withholding requirements in any manner satisfactory to the Board.

      9. Nontransferability.

            (a) Subject to Section 9(b), Options granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee's guardian or legal representative. In the event of any attempt by an Grantee to transfer, assign, pledge, hypothecate or otherwise dispose of an Option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Intelli-Check may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

            (b) Notwithstanding Section 9(a), if and only if (and on the terms) so provided in the applicable Award Agreement, an Grantee may transfer a NSO, by gift or a domestic relations order, to a Family Member of the Grantee (as defined in Section 18(d)). If a NSO is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Grantee. Thus, for example, if after a transfer the Grantee ceases to be a directors or an employee of the Company, such termination shall trigger the provisions of Section 87(d) hereof. Conversely, if after a transfer the transferee ceases to be a director or an employee of the Company, such termination shall not trigger the provisions of
Section 7(d) hereof

            (c) Restricted Stock shall not be assignable or transferable except under the terms and conditions specified in the applicable Award Agreement.

      10. Compliance with Law; Registration of Shares.

            (a) The Plan and any grant hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental authority or agency or securities exchange which, in the opinion of Company's counsel, may be required or appropriate.

            (b) Notwithstanding any other provision of the Plan or Award Agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                  i. Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

                  ii. Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

                  The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that except to the extent as may be specifically required in an Award Agreement with respect to any particular Option grant, the Company shall be under no obligation to register or qualify any shares subject to an Award under any federal or state securities law or on any exchange.

      11. No Restriction on the Right of Intelli-Check to Effect Corporate Changes. The Plan and the Options and/or Restricted Stock granted hereunder shall not affect in any way the right or power of Intelli-Check or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights of holders thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      12. Certain Adjustments.

            (a) In the event that  Intelli-Check or the division,  subsidiary or other affiliated entity for which an Grantee performs services is sold (including a stock or an asset sale), spun off, merged, consolidated, reorganized or liquidated, the Board may determine that (i) the Option shall be assumed, or a substantially equivalent Option shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Grantee, provide that the Option shall terminate immediately prior to the consummation of the transaction unless exercised by the Grantee within a specified period following the date of the notice; (iii) in the event of a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the "Sales Price"), make or provide for a payment to each Grantee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Option (to the extent such Option is then exercisable) exceeds (B) the aggregate exercise price for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate. Immediately prior to a Change of Control, any shares of Restricted Stock which are not vested and any Option Agreements which are not fully exercisable shall vest or become fully exercisable, as applicable. The term "Change of Control" means any single transaction or event, other than an Acquisition, pursuant to which (i) a majority of the members of the Board resign or are replaced, or (ii) one person or a number of persons acting together as a group own more than 50 percent of the combined voting power of Company. The term "Acquisition" means (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

            (b) In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event: (i) adjust the aggregate number of shares (or such other security as is designated by the Board) which may be acquired pursuant to the Plan, (ii) adjust the option price to be paid for any or all such shares subject to the then outstanding Options, (iii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to any or all of the then outstanding Options and (iv) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

            (c) Any and all adjustments or actions taken by the Board pursuant to this Section shall be conclusive and binding for all purposes.

      13. No Right to Continued Engagement or Employment. Neither the Plan nor any Award Agreement or action taken hereunder shall be construed as giving any director, employee or any independent contractor any right to continue as a director, an employee or an independent contractor of the Company or affect the right of the Company to terminate such person's employment or other relationship with the Company at any time.

      14. Amendment; Early Termination. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law, rules or regulations, or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law; and provided, further, that no such amendment shall materially and adversely affect the rights of an Grantee in any Award previously granted under the Plan without the Grantee's written consent. Without limiting the foregoing, outstanding Options may be repriced downward and/or reissued subject to applicable laws without stockholder approval.

      15. Effective Date. This restated Plan shall be effective as of the Effective Date, subject to the approval thereof by the stockholders of Intelli-Check entitled to vote thereon within twelve (12) months of such date. In the event that such stockholder approval is not obtained within such time period, the restated Plan and any Award granted under the restated Plan on or prior to the expiration of such 12 month period shall be void and of no further force and effect.


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

      16. Termination of Plan. Unless terminated earlier by the Board in accordance with Section 14 above, no further Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

      17. Severability. In the event that any one or more provisions of the Plan or an Award Agreement, or any action taken pursuant to the Plan or an Award Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of the Plan or Award Agreement, but in such particular jurisdiction and instance the Plan and/or Award Agreement, as applicable, shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

      18. Definitions.

            (a) Cause. The term "Cause" when used herein in conjunction with termination of employment (or other relationship) means (i) if the Grantee is a party to an employment or similar agreement with the Company which defines "cause" (or a similar term), the meaning set forth in such agreement (other than death or Disability), or (ii) otherwise, termination by the Company of the employment (or other relationship) of the Grantee by reason of the Grantee's (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of the Plan, the Grantee's Award Agreement or any other written agreement between the Grantee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.

            (b) Disability. For purposes hereof, the Grantee shall be deemed to have be terminated by reason of "Disability" if the Grantee is permanently and totally disabled, within the meaning of Section 22(e) of the Code.

            (c) Fair Market Value. As used herein, the term "Fair Market Value" shall be defined in accordance with applicable laws and shall mean, with respect to Common Stock on any given date, the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on the Nasdaq Stock Market or any stock exchange on which the Common Stock may be listed, as reported in The Wall Street Journal. If the Common Stock is not listed on the Nasdaq Stock Market or on a national stock exchange, but is quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Common Stock shall be the mean of the bid and asked prices per share of the Common Stock for such date. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means, with respect to a particular Option grant, may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Common Stock shall be determined by the Board in good faith by any fair and reasonable means.

            (d) Family Member of the Grantee. As used herein, "Family Member of the Grantee" means the Grantee's lineal descendant, stepchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which the Grantee and/or these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

      19. Transfers to and from Affiliates. For all Plan purposes, a transfer of an employee from Intelli-Check to a Intelli-Check affiliate or visa versa, or a transfer from one Intelli-Check affiliate to another, will not be treated as a termination of employment.

      20. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

      21. Governing Law. This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflict of law provision that would defer to the substantive laws of another jurisdiction.


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

                                  * * * * * * *

I hereby certify that the Plan was duly adopted by the Board of Directors of the Company on _______________, ____.

      Executed at ________________________,  _______________ on this ____ day of
____________, ____.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                  * * * * * * *

I hereby certify that the foregoing Plan was approved by the shareholders of the Company on _______________, ____.

      Executed at ______________________,  _________________ on this ____ day of
_____________, ____.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


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